                                                                  Exhibit 99.2

                               Commerce One, Inc.
          Unaudited Pro Forma Condensed Combining Financial Information


The unaudited pro forma condensed combining financial information for Commerce One, Inc. ("Commerce One") set forth below gives effect to the acquisition of CommerceBid.com, Inc. ("CommerceBid"). The historical financial information has been derived from, and is qualified by reference to, the condensed consolidated financial information of Commerce One included in its Form 10-Q for the quarterly period ended September 30, 1999, filed with the Securities and Exchange Commission and the financial statements of CommerceBid included elsewhere herein and should be read in conjunction with such financial information and financial statements and the notes thereto. The unaudited pro forma condensed combining statement of operations data for the nine months ended September 30, 1999 set forth below gives effect to the acquisition as if it occurred on January 1, 1999. The unaudited pro forma condensed combining balance sheet as of September 30, 1999 set forth below gives effect to the acquisition of CommerceBid as if it occurred on that date. The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto of Commerce One which are included in its Form S-1 (No. 333-76987) and Form 10-Q for the quarterly period ended September 30, 1999, filed with the Securities and Exchange Commission. The unaudited pro forma condensed combining financial information does not purport to represent what the consolidated results of operations or financial condition of Commerce One would actually have been if the CommerceBid acquisition had in fact occurred on such dates or the future consolidated results of operations or financial condition of Commerce One.

                                      Commerce One, Inc.
                         Unaudited Pro Forma Condensed Combining Balance Sheet

                                          September 30, 1999
                                            (IN THOUSANDS)

                                                             HISTORICAL
                                           -----------------------------------------------     --------------- ---------------
                                                                                                 PRO FORMA       PRO FORMA
                                             COMMERCE ONE      COMMERCEBID                        BUSINESS        COMBINED
                                            SEPTEMBER 30,      OCTOBER 31,                      COMBINATION     SEPTEMBER 30,
                                                 1999              1999         COMBINED        ADJUSTMENTS         1999
                                           ----------------- --------------- -------------     --------------- ---------------
ASSETS
Current assets:
    Cash and cash equivalents                   $116,161           $  1,241       $117,402    (3)   $ (4,500)      $ 112,902
    Accounts receivable, net                       7,777                 -           7,777                 -           7,777
    Note receivable from stockholder               5,000                 -           5,000                 -           5,000
    Prepaid expenses and other current assets      2,679                11           2,690                 -           2,690
                                           ----------------- --------------- -------------     --------------- ---------------
Total current assets                             131,617             1,252         132,869            (4,500)        128,369

Property and equipment, net                        5,691               207           5,898                 -           5,898

Intangibles assets, net                           16,021                 -          16,021 (1)(3)    219,189         235,210
Other assets                                           -                88              88                 -              88

                                           ----------------- --------------- -------------     --------------- ---------------
Total assets                                    $153,329           $ 1,547        $154,876          $214,689       $ 369,565
                                           ----------------- --------------- -------------     --------------- ---------------
                                           ----------------- --------------- -------------     --------------- ---------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                            $  2,469           $   184        $  2,653          $      -       $   2,653
    Accrued compensation and related
       expenses                                    2,775                 -           2,775                 -           2,775
    Current portion of capital lease
       obligation                                    315                 -             315                 -             315
    Current portion of notes payable                 388                 -             388                 -             388
    Deferred revenue                              20,014                 -          20,014                 -          20,014
    Other current liabilities                      2,939                 -           2,939    (3)      2,490           5,429
                                           ----------------- --------------- -------------     --------------- ---------------
Total current liabilities                         28,900               184          29,084             2,490          31,574

Capital lease obligations                             56                 -              56                 -              56
Notes payable                                        387                 -             387                 -             387

Commitments

Stockholders' equity:
    Common stock                                 199,902               915         200,817(1)(3)(5)  218,984         419,801
    Convertible preferred stock                        -             1,990           1,990      (5)   (1,990)              -
    Deferred stock compensation                   (2,051)             (637)         (2,688)     (5)      637          (2,051)
    Accumulated deficit                          (73,727)             (905)        (74,632)  (1)(5)   (5,432)        (80,064)
    Accumulated other comprehensive loss            (138)                -            (138)                -            (138)
                                           ----------------- --------------- -------------     --------------- ---------------
Total stockholders' equity                       123,986             1,363         125,349           212,199         337,548
                                           ----------------- --------------- -------------     --------------- ---------------
Total liabilities and stockholders' equity      $153,329           $ 1,547        $154,876          $214,689       $ 369,565
                                           ----------------- --------------- -------------     --------------- ---------------
                                           ----------------- --------------- -------------     --------------- ---------------


See accompanying notes to unaudited pro forma condensed combining financial information.

              Unaudited Pro Forma Condensed Combining Statements of Operations


                                                        Commerce One, Inc.
                                                Nine months ended September 30, 1999
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                           HISTORICAL
                                        ---------------------------------------------------
                                                            COMMERCEBID
                                                            PERIOD FROM
                                          COMMERCE ONE     MARCH 1, 1999
                                           NINE MONTHS      (INCEPTION)                         PRO FORMA     PRO FORMA NINE
                                             ENDED            THROUGH                            BUSINESS      MONTHS ENDED
                                          SEPTEMBER 30,      OCTOBER 31,                       COMBINATION     SEPTEMBER 30,
                                              1999              1999             COMBINED       ADJUSTMENTS         1999
                                        ------------------------------------ --------------  --------------------------------
Revenues:
    License fees                             $ 11,504           $      -         $  11,504       $       -      $  11,504
    Services                                    5,165                  -             5,165               -          5,165
                                        ------------------------------------ --------------  --------------------------------
    Total revenues                             16,669                  -            16,669               -         16,669

Cost of revenues:
    License fees                                  278                  -               278               -            278
    Services                                    9,254                  -             9,254               -          9,254
                                        ------------------------------------ --------------  --------------------------------
Total cost of revenue                           9,532                  -             9,532               -          9,532

Gross profit                                    7,137                  -             7,137               -          7,137

Operating expenses:
    Sales and marketing                        19,758                205            19,963               -         19,963
    Product development                        12,324                456            12,780               -         12,780
    General and administrative                  2,976                236             3,212                          3,212
    Purchased in-process research and
       development                              3,037                  -             3,037               -          3,037
    Amortization of deferred stock
       compensation                             1,778                 28             1,806               -          1,806
    Amortization of goodwill and
       other intangible assets                  2,977                  -             2,977 (2)      42,604         45,581
                                        ------------------------------------ --------------  --------------------------------
Total operating expenses                       42,850                925            43,775          42,604         86,379
                                        ------------------------------------ --------------  --------------------------------
Loss from operations                          (35,713)              (925)          (36,638)        (42,604)       (79,242)
Interest income, net                            1,806                 20             1,826               -          1,826
                                        ------------------------------------ --------------  --------------------------------
Net loss before income taxes                  (33,907)              (905)          (34,812)        (42,604)       (77,416)
Provision for income taxes                        586                  -               586               -            586
                                        ------------------------------------ --------------  --------------------------------
Net loss                                     $(34,493)          $   (905)        $ (35,398)      $ (42,604)     $ (78,002)
                                        ==================================== ==============  ================================

Basic and diluted net loss per share         $  (1.88)                                                          $   (4.08)
                                        -------------------
                                                                                                            =================
Number of shares used in  calculation of
    basic and diluted net loss per
    share (4)                                  18,332                                                              19,095
                                        ===================                                                 =================

See accompanying notes to unaudited pro forma condensed combining financial information.

                           Commerce One, Inc.
    Notes to Unaudited Pro Forma Condensed Combining Financial Information

Commerce One acquired CommerceBid on November 12, 1999 in a transaction accounted for as a purchase. The total purchase cost was approximately $226.9 million consisting of approximately 763,000 shares of Commerce One common stock and the assumption of outstanding stock options with a fair value of approximately $219.9 million, cash of $4.5 million and transaction costs of $2.5 million.

Pro forma adjustments for the unaudited pro forma condensed combining balance sheet as of September 30, 1999 and statement of operations for the nine months ended September 30, 1999 are as follows:

1.   To reflect the preliminary allocation of the purchase cost.

     The total estimated purchase price for the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. The preliminary allocation has resulted in a charge for purchased in-process research and development estimated to be $6.3 million and estimated goodwill and identified intangible assets of $219.2 million which amounts are being amortized over an average period of four years.This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.

2. To reflect amortization of goodwill and other intangible assets resulting from the acquisition.

     The pro forma condensed combining statement of operations for the nine months ended September 30, 1999 does not include a charge for in-process research and development related to the acquisition of CommerceBid of approximately $6.3 million since it is considered a non-recurring charge. The charge will be recorded in the three month period ended December 31, 1999.

3.   To reflect the acquisition of all of the outstanding stock of CommerceBid.

4. Basic and diluted net loss per share has been adjusted to reflect the issuance of approximately 763,000 shares of Commerce One common stock, as if these shares had been outstanding for the entire period presented. Dilutive options and warrants are excluded from the computation as their inclusion would be antidilutive.

5. To reflect the elimination of the historical shareholders' equity accounts of CommerceBid.


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